SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):    February 11, 2009

ABC FUNDING, INC.

(Exact Name of Registrant as Specified in its Charter)

                            Nevada                                333-121070                                56-2458730
                                    State of Incorporation                                             Commission                                                                IRS Employer
                                                                                                             File Number                                                                I.D.  Number

6630 Cypresswood Drive, Suite 200 Houston, Texas 77379
Address of principal executive offices

                                        Registrant’s telephone number: (832) 559-6060

_4606 FM 1960 West, Suite 400, Houston, Texas 77069_
 (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.  below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Report

On February 11, 2009, our management in conjunction with our independent auditors, determined that the previously issued consolidated financial statements contained in our Quarterly Report on Form 10-Q for the quarter ended September 30, 2008 should not be relied upon because the financial statements do not properly reflect the accounting of certain warrants as set forth below.

While preparing our responses to certain comments raised by the Securities and Exchange Commission pertaining to our pending Registration Statement on Form S-1, we identified an error in the accounting for stock warrants issued to our senior lender when we entered into our term loan credit facility on September 2, 2008. The fair value of these warrants was initially recorded as an expense under “Change in fair value of derivatives.” We determined that the fair value of these warrants should have been recorded as a discount to the related term loan and amortized over the life of the loan using the effective interest rate method.

Our management has discussed this matter with our independent auditors and the above described financial statements will be restated to properly account for the issuance of the warrants to our senior lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  February 12, 2009

ABC FUNDING, INC.

By: _/s/ Carl A. Chase                    __
      Carl A. Chase
      Chief Financial Officer